UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2015

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E. Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 28, 2015, Ecosphere Technologies, Inc. (the “Company”) entered into agreements with Brisben Water Solutions, LLC (“Brisben”) and four other lenders under outstanding convertible promissory notes of an aggregate principal amount of $4.0 million pursuant to which the maturity date of each note was extended for an additional twelve months. Notes in the original principal amount of $2,000,000, previously maturing September 12, 2015, will now mature on September 12, 2016. Additional notes in the original principal amount of $2,000,000, previously maturing on December 18, 2015, will now mature on December 15, 2016. All notes bear interest at 10% annually.

As consideration for extending the maturity date of the notes, the Company issued the lenders or their affiliates a total of 28,140,286 shares of common stock in its majority-owned subsidiary, Sea of Green Systems, Inc. (“Sea of Green”), constituting approximately 24% of Sea of Green’s outstanding shares. The Company also agreed to issue additional shares of Sea of Green to the lenders in order to preserve the lenders’ aggregate 24% ownership through the date that Sea of Green’s common stock is first registered under the Securities Act of 1933 or the Securities Exchange Act of 1934.

On August 28, 2015, the Company and Brisben entered into a loan arrangement pursuant to which Brisben loaned the Company $125,000 in exchange for a 10% secured convertible promissory note (the “Note”) due September 12, 2016 convertible into the Company’s common stock at $0.115 per share and a five-year warrant to purchase 2,173,913 shares of the Company’s common stock exercisable at $0.115 per share. If, at the time of conversion of the Note or exercise of the warrants, the Company does not have sufficient authorized common stock available, the Note and warrants will be convertible or exercisable, as applicable, into an equivalent number of shares of a new series of preferred stock of the Company, the Series C Convertible Preferred Stock. The Note is secured by collateral received by Brisben, as previously disclosed, for notes evidencing prior loans totaling $2,000,000.

Additionally, on August 28, 2015, the Company and Brisben entered into a loan arrangement pursuant to which Brisben advanced the Company $150,000 (the “Advance”) in exchange for a fixed interest amount of $10,000. The Advance shall be due and payable upon the earlier of (i) receipt by the Company of $150,000 from the customer and (ii) 30 days from the date of issuance. The Advance is secured by a security interest in a $150,000 customer account receivable, and a security interest in a water treatment system being manufactured for such customer.

The notes (including the Note), the warrants, and the shares of Sea of Green common stock described above were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2) and Rule 506(b) thereunder.

Item 3.02   Unregistered Sales of Equity Securities.

The information contained under Item 2.03 is incorporated by reference under this Item 3.02.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Extension Agreement – Notes Maturing September 12, 2016

10.2	Extension Agreement – Notes Maturing December 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

	By:	/s/ Dennis McGuire
Dennis McGuire Chief Executive Officer
Date: September 3, 2015